Item 26. Exhibit (h) i. c.

PARTICIPATION AGREEMENT

AMONG

MFS VARIABLE INSURANCE TRUST,

MFS VARIABLE INSURANCE TRUST II,

MFS VARIABLE INSURANCE TRUST III,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

AND

MFS FUND DISTRIBUTORS, INC.

THIS AGREEMENT, made and entered into this 1st day of October 2016, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (“Trust I”); MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”); MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) (Trust I, Trust II and Trust III each referred to, individually, as the “Trust” and, collectively, as the “Trusts”); Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the “Accounts”); and MFS Fund Distributors, Inc., a Delaware corporation (“MFD”).

WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, shares of beneficial interest of each Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

WHEREAS, certain series of shares of each Trust are divided into two separate share classes, an Initial Class and a Service Class, and each Trust on behalf of the Service Class has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which the Service Class pays a distribution fee;

WHEREAS, the series of shares of each Trust (each, a “Portfolio,” and, collectively, the “Portfolios”) and the classes of shares of those Portfolios (the “Shares”) offered by each Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

WHEREAS, MFD is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the “Policy” or, collectively, the “Policies”) which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the

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Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

WHEREAS, Massachusetts Financial Services Company (“MFS”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trusts’ investment adviser;

WHEREAS, MML Distributors, Inc., (“MMLD”) MML Strategic Distributors, LLC (“MSD”) and MML Investors Services, LLC (“MMLIS”), the underwriters for certain Policies, are each registered as a broker-dealer with the SEC under the 1934 Act and each is a member in good standing of FINRA; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A attached hereto on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, each Trust, MFD, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1.      Each Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policyowners prior to the pricing time set forth in the applicable Portfolio’s prospectus, e.g., the close of regular trading on the New York Stock Exchange, Inc. (the “NYSE”) (generally, 4:00p.m. Eastern Time) (the “Close of Trading”) on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the order for the Shares. The Company shall transmit such orders, via facsimile, to the Trust or its designee(s). For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders from Policyowners and receipt by such designee shall constitute receipt by each Trust; provided that such Trust receives notice of such orders by 9:30a.m. New York time on the next following Business Day. “Business Day” shall mean any day on which the NYSE is open for trading and on which such Trust calculates its net asset value pursuant to the rules of the SEC. The Company will ensure that orders for transactions in Shares by Policyowners comply with each Portfolio’s prospectus (including statement of additional information) restrictions with respect to purchases, redemptions and exchanges. All orders communicated to the Trust or its designee by the 9:30 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Trust or its designee as if received prior to the Close of Trading. The parties agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in Shares of the Portfolios and the Company and MFD have entered into a Rule 22c-2 “shareholder information agreement” dated March 20, 2007, a copy of which is attached as Schedule B. Other than as specifically set forth herein or in the shareholder information agreement, nothing in this Agreement shall require or impose any duty or obligation on the Company to monitor trading activity for compliance with the Trust’s policies regarding frequent trading or market timing. The Company will not engage in, authorize or facilitate market timing or late trading in Shares and has implemented controls designed to identify and prevent market timing and late trading in Shares by Policy holders.

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1.2.      Each Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and each Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the relevant Trust (the “Board”) may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the beneficial owners of such Portfolio (“Shareholders”).

1.3.      Each Trust and MFD agree that the Shares will be sold only to insurance companies that have entered into participation agreements with the relevant Trust and its affiliate(s) (the “Participating Insurance Companies”) and their separate accounts, qualified pension and retirement plans, and any other person or plan permitted to hold shares of such Trust pursuant to Treasury Regulation 1.817-5 without impairing the ability of the Company, on behalf of its separate accounts, to consider the Shares as constituting investments of the separate accounts for the purpose of satisfying the diversification requirements of Section 817(h). Each Trust and MFD will not sell such Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles II, III, VI and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to such Trust or its agents.

1.4.      Each Trust agrees to redeem for cash or, if mutually agreed upon by the parties and to the extent permitted by applicable law, in-kind, on the Company’s request, any full or fractional Shares held by the Accounts (based on orders placed by

Policyowners prior to the close of regular trading on the NYSE on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of such Trust for receipt of requests for redemption from Policyowners and receipt by such designee shall constitute receipt by such Trust; provided that such Trust receives notice of such request for redemption by 9:30 a.m. Eastern Time on the next following Business Day. All orders communicated to the Trust or its designee by the 9:30 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Trust or its designee as if received prior to the Close of Trading on the Trade Date. The Company shall transmit such orders, via facsimile, to the Trust of its designee(s).

1.5.      Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trusts, the Company and the relevant Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

1.6.      In the event of net purchases, the Company shall pay for the Shares by close of business (5:00 p.m.) New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, each Trust shall pay the redemption proceeds by close of business (5:00 p.m.) New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire. In no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

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1.7      If the parties choose to use Fund/SERV or any other NSCC service, the following provisions shall apply: The parties agree to communicate, process and settle purchase and redemption transactions for Shares with respect to each Account through the NSCC’s Fund/SERV and Networking systems or other NSCC service or system (collectively, the “NSCC System”) unless NSCC Systems are unavailable or if the parties otherwise choose to process transactions manually, in either case they shall process in accordance with the applicable transaction processing passages of Sections 1.1 through 1.6 of this Agreement. The following provisions shall apply to transactions for Shares with respect to the Accounts through NSCC Systems:

A.      For these purposes, “Networking” means NSCC’s system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trusts or the Company, as applicable, to perform such settlement services on behalf of the Trusts and the Company, as applicable, which entity agrees to abide by NSCC’s then current rules and procedures to the extent they relate to same day settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

B.      On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading. The Company shall communicate to the Trusts or their designees for that Business Day, through Fund/SERV, the net aggregate purchase or redemption orders for each Account received by the Close of Trading on such Business Day (The “Trade Date”) no later than 8:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall be transmitted to NSCC by 8:00 a.m. Eastern Time on the second Business Day following receipt. In accordance with the applicable provisions of, and subject to the Company’s compliance with, Section 1.1, the Trusts shall treat all trades communicated to the Trusts in accordance with this provision as received prior to the Close of Trading on the applicable Trade Date. Dividends and capital gains distributions shall be automatically reinvested at net asset value in accordance with the Portfolios’ then current prospectuses.

C.      The Trusts shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to the Company through NSCC’s Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of funds that declare daily dividends, the daily accrual or the distribution rate factor as it becomes available. The Trusts shall use commercially reasonable efforts to furnish such information to the Company by 6:30 p.m. Eastern Time on each Business Day.

D.      The Company will wire payment for net purchase orders using each Trust’s NSCC Firm Number, in immediately available funds, to an NSCC Settling Bank account designated by each Trust or its designee in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC.

E.      The Trusts will redeem any full or fractional Shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Company (as designee of the Trusts) of the order for redemption. The Trusts will use NSCC to wire payment for net redemption orders in immediately available funds, to an NSCC Settling Bank account designated by the Company in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC.

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1.8.        Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from each Trust will be recorded in a manner reflecting appropriate ownership for the Accounts or the appropriate subaccounts of the Accounts.

1.9         Each Trust shall furnish same-day notice by electronic transmission and or facsimile by 6:30 p.m. New York time) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio. Each Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.10.      Each Trust or its custodian shall furnish the Company with (i) the net asset value per share information for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and (ii) income accrual information, dividend and capital gains information as each becomes available (collectively “pricing information”).    The Trust or its custodian shall use its best efforts to make such net asset value per share information and pricing information available via email or fax by 6:30 p.m. New York time on each Business Day even if NSCC is being utilized.    In the event that such Trust is unable to meet the 6:30 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which such Trust takes to make the net asset value available to the Company. If such Trust provides materially incorrect share net asset value information, such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust shall bear the cost of adjusting the error. If there are corrections to a Portfolio’s net asset value, the determination of the materiality of any net asset value pricing error and its correction shall not be inconsistent with the SEC’s minimum expectations with respect to resolution of net asset value errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported upon discovery to the Company via email or telephone.

1.11      Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services hereunder and in making Shares available to the Policyowners. Upon the request of MFD or a Trust, the Company shall provide copies of all the historical records relating to transactions between the relevant Portfolios and the Policyowners, written communications regarding the relevant Portfolios to or from such Policyowners’ accounts and other materials, in each case to the extent necessary for such Trust or its designee to meet its recordkeeping obligations under applicable law or regulation, including to comply with any request of a governmental body or self-regulatory organization.

1.12      The Trust agrees to provide the Company (via DST Vision), by 2:00pm Eastern Time on each Business Day, the total number of Shares held by each Account as of the close of the immediately preceding Business Day.

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ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1.      The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2.      The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will maintain such treatment and that it will notify the Trusts or MFD immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

2.3.      The Company represents and warrants that the underwriters for the individual variable annuity and the variable life policies are each a member in good standing of FINRA and each is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and its underwriters will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4.      Each Trust and MFD severally represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that such Trust is and shall remain registered under the 1940 Act. Each Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. Each Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by such Trust.

2.5.      MFD represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. Each Trust and MFD severally represents that such Trust and MFD will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.6.      Each Trust represents that it is lawfully organized and validly existing in its jurisdiction of organization and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

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2.7.      MFD represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trusts in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFD represents and warrants that MFS is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

2.8.      No less frequently than annually, the Company shall submit to each Board such reports, material or data as such Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding of insurance company separate accounts (the “Mixed and Shared Funding Exemptive Order”).

2.9.      The Company acknowledges that, with respect to Service Class Shares of a Portfolio, it or its affiliate(s) may receive payments under a Trust’s Rule 12b-1 plan. The Company, and not the relevant Trust, MFS or MFD, is responsible for providing to Policyowners any disclosures relating to this Agreement and/or any payments made to the Company.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1.      At least annually, each Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policyowners whose Policies are funded by such Shares. Each Trust or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. In the event that the Company utilizes a summary prospectus for any Trust, the parties agree to abide by Schedule C with respect to the use and delivery of summary prospectuses, and the term “prospectus” shall mean the summary prospectus for the relevant Trust and the term “statement of additional information” shall mean the statutory prospectus, together with corresponding statement of additional information, for the relevant Trust.

     If requested by the Company in lieu thereof, a Trust or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the request of the Company, as a diskette or electronic file in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the relevant Trust(s) or its designee in proportion to the number of pages of the Policy and Shares’ prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; such Trust or its designee to bear the cost of printing the Shares’ prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that a Trust or its designee provides such Trust’s prospectus in a “camera ready” or diskette or electronic file format, such Trust shall be responsible for providing the prospectus in the format in which it or the Underwriter is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

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3.2.      The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the relevant Trust or its designee. Each Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. Each Trust or its designee, at the Company’s expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

3.3.      Each Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of such Trust’s proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policyowners. In lieu thereof, the Trust, at its expense, or its designee shall provide such documentation to the Company, at the Company’s option, in camera ready format or pdf files and other assistance as is reasonably necessary in order for the Company to print such shareholder communications for distribution to Policyowners.

3.4.      Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares’ prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5.      Each Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

3.6.      If and to the extent required by the 1940 Act or other applicable law, the Company shall:

(a)      solicit voting instructions from Policyowners;

(b)      vote the Shares in accordance with instructions received from Policyowners; and

(c)      vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policyowners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policyownerss. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. Each Trust and MFD will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1.      The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, each piece of sales literature or other promotional material in which such Trust, MFS, any other investment

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adviser to such Trust, or any affiliate of MFD is named, at least three (3) Business Days prior to its use. No such material shall be used if such Trust, MFD, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

4.2.      The Company shall not give any information or make any representation or statement on behalf of any Trust, MFS, or other investment adviser to any Trust, or any affiliate of MFD, or make any representation or statement concerning such Trust or any other such entity in connection with the sale of the Policies, other than the information or representations contained in: (i) the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time; (ii) reports or proxy statements for such Trust; or (iii) sales literature or other promotional material provided or approved by such Trust, MFD or their respective designees, except, in any case, with the permission of such Trust, MFD or their respective designees. Each Trust and MFD agrees to respond, or to cause their respective designees to respond, to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning a Trust, MFD or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policyowners or prospective Policyowners) is so used, and neither the Trusts, MFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker- only materials.

4.3.      Each Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

4.4.      The Trusts and MFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond, or cause its designee to respond, to any request for approval on a prompt and timely basis. The Trusts and MFD may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of the Company. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFD is an underwriter or distributor of the Policies.

4.5.      The Company and each Trust (or its designee in lieu of the Company or such Trust, as appropriate) will each provide to the other, upon request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to such Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and a Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, such Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination.

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4.6.      Subject to and in accordance with Sections 4.2 and 4.4 of this Agreement, the Trust and MFD hereby each consent in connection with the marketing of the Policies to the Company’s use of their names and other identifying marks in connection with the marketing of the Policies. The Trust and MFD may withdraw this authorization as to any particular use of any such name or identifying mark at any time in their sole discretion. Except set forth in the previous sentence, the Company will not cause or permit without prior written permission, the use, description or reference to a Trust party’s name, or to the relationship.

4.7.      Each Trust and MFD will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in such Trust’s registration statement, particularly any change resulting in change to the registration statement or summary prospectus, statutory prospectus or statement of additional information for any Account. Each Trust and MFD will cooperate with the Company so as to enable the Company to solicit proxies from Policyowners or to make changes to its summary prospectus, statutory prospectus, statement of additional information or registration statement, in an orderly manner. Each Trust and MFD will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8.      For purpose of this Article IV and Article VIII, the phrase “sales literature or other promotional material” includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, website, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

5.1.      Each Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to either Trust, except that, to the extent a Trust or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and/or for Shareholder servicing expenses, then such Trust may make payments to the Company or to the underwriter for the Policies in accordance with such plan. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to such Trust and/or to the Accounts.

5.2.      Each Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of such Trust’s registration statement, and payment of filing fees and registration fees; preparation and filing of such Trust’s proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); such preparation of all statements and notices required of such Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing such Trust’s prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by such Trust

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pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. Such Trust shall not bear any expenses of marketing the Policies.

5.3.      The Company shall bear the expenses of distributing the Shares’ prospectus or prospectuses in connection with new sales of the Policies and of distributing a Trust’s Shareholder reports to Policyownerss. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policyowners as required by state insurance laws.

5.4.      With respect to the Service Class Shares of a Portfolio, the relevant Trust may make payments quarterly to MFD under a Portfolio’s Rule 12b-1 plan, and MFD may in turn use these payments to pay or reimburse the Company for expenses incurred or paid (as the case may be) by the Company attributable to Policies offered by the Company, provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by such Trust’s Board and disclosed in such Trust’s prospectus. MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust’s Rule 12b-1 plan unless and until MFD has received the corresponding payment from such Trust pursuant to the Trust’s Rule 12b-1 plan. MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust’s Rule 12b-1 plan if (i) such Trust’s Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments or require reduction of amounts otherwise payable. Each Trust’s prospectus or statement of additional information may provide further details about such payments and the provisions and terms of such Trust’s Rule 12b-1 plan, and the Company hereby agrees that neither such Trust nor MFD has made any representations to the Company with respect to such Trust’s Rule 12b-1 plan in addition to, or conflicting with, the description set forth in such Trust’s prospectus.

5.5.      In calculating the payments due under this Agreement, the Company agrees that it will permit MFD or its representatives to have reasonable access to its employees and records for the purposes of monitoring of the quality of the services provided hereunder, verifying the Company’s compliance with the terms of this Agreement and verifying the accuracy of any information provided by the Company that forms the basis of the fee calculations. In addition, if requested by MFD, the Company will provide a certification (which may take the form of a control report or set of agreed-upon standards) satisfactory to MFD that certifies the performance of the services by the Company and the accuracy of information provided by the Company.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1.      Each Trust and MFD severally represents and warrants that each Portfolio of the relevant Trust will meet the diversification requirements of Section 817 (h) (1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio. In the event that any Portfolio is not so diversified at the end of any applicable quarter, such Trust and MFD will make every effort to: (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817.5, and (b) notify the Company.

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6.2.      Each Trust and MFD represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1.      Each Trust agrees that its relevant Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of such Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies (“contract owners”) investing in such Trust. The relevant Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the relevant Board, or a majority of the disinterested trustees of the relevant Board. The relevant Board will give prompt notice of any such determination to the Company.

7.2.      The Company agrees that it will be responsible for assisting each relevant Trust Board in carrying out its responsibilities under the conditions set forth in the Trusts’ exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing each Board, as it may reasonably request, with all information necessary for such Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to such Board including, but not limited to, an obligation by the Company to inform such Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the relevant Trust(s) or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from a Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3.      A majority of the disinterested trustees of the relevant Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that a Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the relevant Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the relevant Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the relevant Board.

7.4.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trusts and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to

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the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1.	Indemnification by the Company

The Company agrees to indemnify and hold harmless each Trust, MFD, any affiliates of MFD, and each of their respective directors/trustees, officers and each person, if any, who controls each Trust or MFD within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)      arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the relevant Trust or MFD for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)      arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of relevant Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)      arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the relevant Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the relevant Trust by or on behalf of the Company; or

(d)      arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)      arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

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as limited by and in accordance with the provisions of this Article VIII.

8.2.	Indemnification by the Trusts

Each Trust severally agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)      arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, MFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)      arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by such Trust, MFS, MFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)      arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of such Trust, MFS or MFD; or

(d)      arise out of or result from any material breach of any representation and/or warranty made by such Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust; or

(e)      arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

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(f)      arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;

as limited by and in accordance with the provisions of this Article VIII.

8.3.        In no event shall any Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policyowner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

8.4.      Neither the Company nor any Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.5.      Promptly after receipt by an Indemnified Party under this Section 8.5 of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.6.      Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

8.7.      A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

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ARTICLE IX. APPLICABLE LAW

9.1.      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

9.2.      This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

Each Trust and MFD agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. CONTROLS AND PROCEDURES

11.1.      The Company has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Upon request, the Company or its delegate shall promptly provide to the Fund or its designee a copy of its Statement on Standards for Attestation Engagements 16 Report (“SSAE 16”). Without limiting the foregoing, these controls and procedures are reasonably designed to ensure:

(a)          Orders for Shares received by the Company for each Portfolio comply with the Portfolio’s restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in each Portfolio’s prospectus and statement of additional information;

(b)      Orders for Shares received by the Company prior to the Portfolio’s pricing time set forth in its prospectus (e.g., the close of the New York Stock Exchange – normally 4:00 p.m. Eastern Time) are segregated from those received by the Company at or after such time, and are properly transmitted to the Portfolios (or their agents) for execution at the current day’s net asset value (“NAV”); and orders received by the Company at or after such time are properly transmitted to the Portfolios (or their agents) for execution at the next day’s NAV;

(c)      Late trading in Shares by Policy holders is identified and prevented and market timing is appropriately addressed;

(d)      Compliance with applicable state securities laws, including without limitation “blue sky” laws and related rules and regulations;

(e)      Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity; and

(f)      Effective business continuity and disaster recovery systems with respect to the services contemplated by the Agreement.

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11.2    The Company shall ensure that any other party to whom the Company delegates any services hereunder is responsible for, and has controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Delegation by the Company of its administrative obligations under this Agreement shall not relieve or diminish the Company’s liability under this Agreement.

ARTICLE XII. TERMINATION

12.1.    This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a)      at the option of any party upon six (6) months’ advance written notice to the other parties; or

(b)      at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not “appropriate funding vehicles” for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be “appropriate funding vehicles” if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policyowner voting instructions pursuant to Rule 6e-2 or Rule 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the relevant Trust(s) by the Company; or

(c)      at the option of a Trust or MFD upon institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body that would have a material adverse impact on the Company’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

(d)      at the option of the Company upon institution of formal proceedings against a Trust by FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on such Trust’s or MFD’s duties under this Agreement or related to the sale of the Shares; or

(e)      at the option of the Company, a Trust or MFD upon receipt of any necessary regulatory approvals and/or the vote of the Policyowners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days’ prior written notice to the relevant Trust(s) of the Date of any proposed vote or other action taken to replace the Shares; or

(f)      termination by either a Trust or MFD by written notice to the Company, if either one or both of such Trust or MFD shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)      termination by the Company by written notice to a Trust and MFD, if the Company shall determine, in its sole judgment exercised in good faith, that such Trust or MFD has suffered a material

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adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)      at the option of any party to this Agreement, upon another unaffiliated party’s material breach of any provision of this Agreement; or

(i)       at the option of the Company if a Trust fails to meet the diversification requirements specified in Article VI (other than any failure caused by the Company’s actions or omissions) or the Company has a reasonable expectation that such Trust will fail to meet these diversification requirements in the future.

12.2.      The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

12.3.      It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.

12.4.      Except as necessary to implement Policyowner-initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company’s assets held in the Accounts), until ten (10) days after the Company shall have notified the relevant Trust of its intention to do so.

12.5.      Notwithstanding any termination of this Agreement, each Trust and MFD shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the “Existing Policies”), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in each Trust upon the making of additional purchase payments under the Existing Policies.

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trust I:

MFS Variable Insurance Trust

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to Trust II:

MFS Variable Insurance Trust II

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111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to Trust III:

MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan D. Corey, Assistant Secretary

If to the Company:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111-001

email: MRoellig49@MassMutual.com

Facsimile No.: 413-226-4134

Attn: General Counsel

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

ARTICLE XIV. MISCELLANEOUS

14.1.      Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

14.2.      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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14.3.      This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4.      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5.      This Agreement, including any amendments hereto, constitutes the entire agreement of the parties as to the subject matter hereof and supersedes and prior agreements, written or oral, including without limitation the Participation Agreement dated September 4, 1998. The Schedule(s) attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

14.6.      Each party hereto shall cooperate with each other party in connection with inquiries by governmental authorities having appropriate subject matter jurisdiction (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

14.7.      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8.      A copy of Trust I and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of each Trust’s trustees, officers, employees, agents or Shareholders individually, but are binding solely upon the assets and property of the relevant Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

14.9      No party may assign this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall be null and void except that the Agreement may be assigned without prior consent by any party to a non-party: (a) that acquires all or substantially all of the assigning party’s assets, or into which the assigning party is merged or otherwise reorganized or (b) that controls, is controlled by or is under common control with the assigning party provided, however, that the assignee has all registrations and qualifications required to provide the services set forth herein and the assigning party provides 30 days prior written notice of such assignment. In the event of an assignment in contravention of this section, the non-assigning party may

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terminate this agreement immediately for cause (notwithstanding any prior notice requirement set forth herein) effective as of the date of the attempted assignment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

Massachusetts Mutual Life Insurance Company By its authorized officer /s/ Tina Wilson Tina Wilson Senior Vice President	MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually, By: /s/ Ethan D. Corey Ethan D. Corey Assistant Secretary

MFS FUND DISTRIBUTORS, INC. By its authorized officer, By: /s/ James A. Jessee James A. Jessee President	MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios By its authorized officer and not individually, By: /s/ Ethan D. Corey Ethan D. Corey Assistant Secretary

MFS VARIABLE INSURANCE TRUST III, on behalf of the Portfolios By its authorized officer and not individually,

By: /s/ Ethan D. Corey
Ethan D. Corey
Assistant Secretary

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SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Massachusetts Mutual Variable Life Separate Account 1	SL10, SL 9, GVUL, SL 18, VUL, VUL II, SVUL, SVUL II, VUL Guard, and Survivorship VUL Guard	Initial and Service	VIT, VIT II, and VIT III	(1)

(1)	Portfolios Applicable to certain Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Total Return Bond Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Core Equity Portfolio

MFS Corporate Bond Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

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SCHEDULE B

Shareholder Information Agreement entered into as of March 20, 2007 and effective October 16, 2007

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SHAREHOLDERINFORMATION AGREEMENT

SHAREHOLDER INFORMATION AGREEMENT entered into as of March 20, 2007 by and between MFS Fund Distributors, Inc. (“MFD”), principal underwriter to the MFS funds, and Massachusetts Mutual Life Insurance company ad C.M. Life Insurance company (each an “Intermediary”) with the effective date of October 16, 2007.

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The Term “Fund” includes the fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in Rule 22c-2(b) under the Investment Company Act of 1940.

The term “Fund Anti-dilution Policies” means policies established by the Fund and described in the Fund’s prospectus intended to eliminate or reduce any dilution of the value of the outstanding shares issued by the Fund.

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund held by the Intermediary under the terms of the Participation Agreement, as defined below.

The term “Shareholder” means the holder of interests in a variable life insurance contract funded through the intermediary (“Contract”), or an insured under a group life insurance contract with a beneficial interest in a Contract.

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) one-time set-up in Contract value pursuant to a Contract death benefit or living benefit; (iii) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or planned premium payments to the Contract; or (iv) prearranged transfers at the conclusion of a free look period required under state law.

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a contract out of a Fund as a result of loans, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a contract; (iii) within a contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

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The term “Participation Agreement” shall mean the Participation Agreement(s) and/or other similar agreement(s) relating to the Intermediary’s ability to purchase Fund shares for funding of variable life insurance policies issued by the Intermediary to which Intermediary and the Fund are, and affiliates of the Fund may be parties.

The term “written” includes electronic writings and facsimile transmissions.

Prior to the effective date of this Shareholder Information Agreement, the Fund and the Intermediary agree that any request made to the Intermediary by the Fund for shareholder transaction information, and the Intermediary’s response to such request, shall be governed by the current process with respect to responding to any such requests.

WHEREAS, Intermediary, pursuant to the Participation Agreement, purchases Shares of the MFS funds to support certain variable life insurance contracts;

WHEREAS, Intermediary and the Fund desire to enter into this agreement as a supplement to the Participation Agreement to define the information that Intermediary will provide to Fund in order that the Fund may review such information about Shareholder transactions through te Intermediary and to otherwise evidence their compliance with Rule 22c-2 under the Investment Company Act of 1940.

NOW, THREFORE, the Fund and the Intermediary hereby agree as follows:

1.0 Shareholder Information

1.1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification number (“ITIN”)1, or other government-issued identifier (“GII”) and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

1.2 Period Covered by Request. Requests must set forth a specific period, not to

1 According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX. The IRS issues ITINs to individuals who ar required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number

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exceed 90 days from the date or which transaction information is sought. The Fund or its designee may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with Fund anti-dilution Policies.

1.3 Timing of Requests. Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with the Fund anti-dilution Policies.

1.4 Form and Timing of Response. (a) Intermediary agrees to provide the information specified in Section 1.1 above t the Fund or its designee within a commercially reasonable time not to exceed 10 business days from the date the Fund’s written request for information is received by Intermediary. If requested by the Fund or its designee, intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1.1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in section 1.1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund or its designee whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format or formats mutually agreed upon by the Fund and the Intermediary. I no event, will Intermediary be required to provide data in a format or through a data transmission facility that is not supported by Intermediary at the time this agreement is executed.

1.5 Limitations on Use of Information. The Fund agrees (a) to keep any information received under this Agreement confidential according to the standard it applies to its own confidential information of a like type;

(b) not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of rule 22c-2; and

(c) not to disclose the information, without the prior written consent of Intermediary, to any third party except the Fund’s investment advisor, principal underwriter, transfer agent, and the Fund’s Board of Directors when necessary for these parties to evaluate the information in light of the Fund’s anti-Dilution Policies. The Fund will ensure that any third party to whom information received from the intermediary under this Agreement is disclosed under this section is obligated to protect the information under terms at least as stringent as those contained in this section; and

(d) to notify Intermediary in accordance with applicable state law in the event of a compromise or other breach of the security, confidentiality or integrity of information received from the Intermediary pursuant to this Agreement.

2.0 Agreement to Restrict Trading. In the event the Fund determines that Shareholder-Initiated Purchase transactions or Shareholder-Initiated Redemption Transactions of a Shareholder or Shareholders violate the Fund’s Anti-Dilution Policies

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and the Fund determines to impose a trading restriction on the Shareholder, Intermediary agrees to execute written instructions from the Fund to prohibit the Shareholder from submitting any transaction requests (directly or indirectly through Intermediary’s account) that would result in the purchase, exchange, transfer or sale of Fund shares other than transaction requests sent by regular U.S. mail for a period of time determined by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

MassMutual Financial Group

Attn: Kimberly Biggs

1295 State Street

Springfield, MA 01111-0001

kbiggs@massmutual.com

860-562-4780

2.1 Form of Instructions. Instructions to restrict trading under Section 2.0 above must include the TIN, ITIN, or GII and the specific individual contract owner number or participant account number associated with the Shareholder, if known. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the intermediary, Fund agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the contract holder that violated the Fund Anti-Dilution Policies.

2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable but not later than five business days after receipt of the instructions by the Intermediary.

2.3 Confirmation by Intermediary. Intermediary must provide written confirmation of the fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

3.0 Miscellaneous

3.1 Construction of the Agreement. This Agreement supplements and expressly does not supercede the Participation Agreement(s). To the extent the terms of this Agreement conflict with the terms of a Participation Agreement, the terms of this Agreement shall control.

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3.2 Form of Notice. Any written instructions, requests or confirmations required or allowed by this Agreement may be made by electronic transmission of writings, including facsimile, to the addresses specified in this Agreement unless otherwise specified by either party.

3.3 Termination. This Agreement will terminate upon the date Fund shares are no longer held by the Intermediary and no longer made available as investment options to Shareholders or the date of termination of the Participation Agreement(s), if later.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

Massachusetts Mutual Life Insurance Company C.M. Life Insurance Company	MFS Fund Distributors, Inc.
By: /s/ Craig Waddington	By: /s/ James A. Jessee
Name: Craig Waddington	Name: James A. Jesse
Title: Vice President	Title: President
Date: 3/20/07	Date: 3/26/07

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SCHEDULE C

For purposes of this Schedule, the terms summary prospectus and statutory prospectus shall have the same meanings as set forth in Rule 498 under the 1933 Act.

The Trust agrees to provide each Portfolio’s summary prospectus in formats suitable for print and electronic delivery purposes. The Trust agrees that the hosting of such current summary prospectuses and other current documents required by Rule 498(e)(1) (“Fund Documents”), at the url website address designated by the Trust on each summary prospectus (“Fund Documents Site”), is designed to comply with all applicable requirements of Rule 498. The Trust also agrees to be responsible for compliance with the provisions of Rule 498 (f)(1) involving requests for additional Fund Documents made directly by a Policyowner to the Trust. The Trust is not required to provide the summary prospectus delivery option for any Portfolio and should the Trust decide to discontinue such option, the Trust agrees to give the Company no less than sixty (60) days’ advance written notice of such discontinuance and agrees to continue the hosting of the current Fund Documents Site only as long as required by Rule 498(e)(1).

The Company agrees to use best efforts to use the summary prospectus delivery option for each Portfolio. The Company agrees use summary prospectuses in compliance with the Agreement and Rule 498. The Company also agrees that any binding together of summary prospectuses or statutory prospectuses with other materials will be done in compliance with Rule 498(c), consistent with industry standards. The Company further agrees that the Company will be responsible for compliance with the provisions of
Rule 498(f)(1) involving requests for Fund Documents made directly to the Company’s distribution of any Portfolio’s summary prospectuses, the Company agrees to be solely responsible for the maintenance of its website links that lead to the Fund Documents Site. The Company acknowledges that the Fund Documents Site is transmitted over the Internet on a best-efforts basis but that neither the Trust nor MFD warrants or guarantees its reliability. The Company agrees that it will comply with any policies concerning the Fund Documents Site usage that the Trust or MFD provides to the Company, including any posted website Terms of Use.

170757

MFS Investment Management 111 Huntington Avenue Boston, Massachusetts 02199 T +1 617 954 5000	[MFS logo appears here]

October 1, 2016

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111-001

Attention: Tina Wilson, Senior Vice President

Re:     MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Variable Insurance Trust III (each a “Trust” and collectively, the “Trusts”)

Dear Ms. Wilson:

The purpose of this Letter Agreement is to confirm certain financial arrangements between MFS Fund Distributors, Inc. (“MFD”), the principal underwriter to the Trusts, and Massachusetts Mutual Life Insurance Company (the “Company”) in connection with the Company’s investment in the Trusts and performance of the shareholder services described in Schedule A attached hereto. Effective October 1, 2016, MFD agrees to pay, or cause an affiliate to pay, a services fee to the Company equal, on an annualized basis, to         % of the net assets of the Trust attributable to variable life or variable annuity contracts (“Policies”) offered by the Company. Notwithstanding the foregoing, no fee shall be due or payable on assets held in any money market portfolio. Such fee shall be paid quarterly (on a calendar year basis) in arrears. Such fee shall continue to be due and payable for so long as the Company provides the services contemplated hereunder with respect to Policies under which amounts are allocated to the Trusts, provided, however, that no such fee shall be due and owing for any period subsequent to the termination of the Participation Agreement among the Trust(s), the Company and MFD dated October 1, 2016, as may be amended from time to time and provided, further, that this Letter Agreement may be terminated by MFD upon ninety (90) days advance written notice. Upon any such termination before the end of any calendar quarter, such fees will be prorated according to the proportion that the period bears to the full quarter and will be payable upon the date of termination.

Payment Instructions:

By Automated Clearing House:
Bank:
ABA#:
Account Name: MassMutual
Account Number:
Reference: MM US Revenue Sharing

Please confirm your understanding of this arrangement by having the enclosed duplicate copy of this letter signed where indicated below by an appropriate officer of the Company and returning the executed duplicate to me.

Very truly yours,	CONFIRMED:
MFS FUND DISTRIBUTORS, INC.	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: /s/ James A. Jessee Print Name: James A. Jessee	By: /s/ Tina Wilson
Print Name: Tina Wilson
Title: President
Title: Senior Vice President

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SCHEDULE A

Company will perform or caused to be performed the following services. MFD’s payment under the letter agreement does not constitute payment in any manner for investment advisory services or for costs of distribution of Policies or of shares of the Trust(s), and these payments are not otherwise related to investment advisory or distribution service or expenses. The amount of expense payments made pursuant to this letter agreement will not be deemed to be conclusive with respect to actual expenses or savings.

Services:

Maintain Books and Records

•	Record issuance of shares
•	Record transfers (via net purchase orders)
•	Reconcile and balance the separate account at the Trust level in the general ledger, at various banks and within systems’ interface

Communicate with the Trust(s)

•	Purchase Orders
-	Determine the net amount available for investment by the Trust(s)
-	Deposit receipts at the Trust’s custodian (generally by wire transfer)
-	Notify the custodian of the estimated amount required to pay dividends or distributions
•	Redemption Orders
-	Determine the net amount required for redemptions by the Trust(s)
-	Notify the custodian and Trust(s) of cash required to meet payments

•	Daily pricing

Process Distributions from the Trust(s)

•	Process ordinary dividends and capital gains
•	Reinvest the Trust’s distributions

Reports

•	Periodic information reporting to the Trust(s) and its Board

Proxy Solicitations

•	Assist with proxy solicitations, specifically with respect to soliciting voting instructions from owners of contracts under the Policies

Trust-related Contractowner Services

•	Financial representative’s advice to owners of contracts under the Policies with respect to Trust inquiries (not including advice about performance or related to sales)
•	Communicate information to owners of contracts under the Policies regarding Trust and subaccount performance

Due Diligence Support

•	Upon MFD’s written request, provide a current SSAE16 report.

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